                                                         Exhibit No. EX-99.11(c)

                               [SRSY LETTERHEAD]

                                 March 29, 2004

Board of Trustees
Delaware Group Equity Funds II
on behalf of Delaware Growth and Income Fund
and Delaware Decatur Equity Income Fund
One Commerce Square
Philadelphia, Pennsylvania 19103

     Re:  Reorganization  of  Delaware  Growth  and  Income  Fund into  Delaware
          Decatur  Equity  Income Fund,  each a series of Delaware  Group Equity
          Funds II
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Delaware Decatur Equity Income Fund ("Acquiring
Fund") and Delaware Growth and Income Fund ("Acquired  Fund"),  each a series of
Delaware Group Equity Funds II (the "Trust"),  a Delaware  statutory  trust,  in connection with the Plan of Reorganization  (the "Plan") adopted by the Trust on behalf of Acquiring  Fund and Acquired Fund. The Plan provides for a transaction
(the "Reorganization")  consisting of: (i) the acquisition by the Acquiring Fund of substantially  all of the property,  assets and goodwill of the Acquired Fund in exchange solely for (a) shares of beneficial  interest,  no par value, of the
Acquiring  Fund - Class A  ("Acquiring  Fund  Class A  Shares"),  (b)  shares of beneficial  interest,  no par value, of the Acquiring Fund - Class B ("Acquiring
Fund Class B Shares"),  (c) shares of beneficial interest,  no par value, of the
Acquiring  Fund - Class C  ("Acquiring  Fund  Class C  Shares"),  (d)  shares of beneficial  interest,  no par value, of the Acquiring Fund - Class R ("Acquiring
Fund Class R Shares"),  (e) shares of beneficial  interest,  no par value of the
Acquiring  Fund -  Institutional  Class  ("Acquiring  Fund  Institutional  Class
Shares"), and (f) the assumption by the Trust on behalf of the Acquiring Fund of all of the  liabilities  of the  Acquired  Fund;  (ii) the  distribution  of (a)
Acquiring  Fund Class A shares to the  shareholders  of Acquired  Fund - Class A
Shares, (b) Acquiring Fund Class B Shares to the shareholders of Acquired Fund -
Class B  Shares,  (c)  Acquiring  Fund  Class C Shares  to the  shareholders  of
Acquired  Fund - Class C  Shares,  (d)  Acquiring  Fund  Class R  Shares  to the
shareholders  of  Acquired  Fund -  Class  R  Shares,  and  (e)  Acquiring  Fund
Institutional  Class Shares to the shareholders of Acquired Fund - Institutional
Class Shares, according to their respective interests in complete liquidation of the Acquired  Fund;  and (iii) the  dissolution  of the Acquired Fund as soon as practicable  after the closing (as  referenced  in Section 3, of the Plan),  all upon and subject to the terms and conditions of the Plan.  This opinion is given pursuant to Section 9(h) of the Plan.

     As used in this opinion letter, the term "Governmental Authority" means the executive, legislative,  judicial, regulatory and administrative entities of the
United States,  the  Commonwealth of Pennsylvania and the States of Delaware and
New York.

     In rendering  this opinion,  we have  reviewed the following  documents and materials:

     A.   Executed Plan and amendments thereto, if any.

     B.   The Agreement and  Declaration of Trust and By-Laws of the Trust,  all
          as amended to date and  certified as true and correct by the Assistant
          Secretary of the Trust.

     C.   Certain  minutes of proceedings of the Board of Trustees of the Trust, certified as true and correct by the Assistant Secretary of the Trust.

     D.   The Joint Proxy Statement/Prospectus circulated in connection with the
          Special  Meeting of Shareholders of Acquired Fund held on February 19,
          2004.

     E.   The latest  amendment  to the Trust's  registration  statement on Form
          N-1A,  which is on file with the SEC and was made  effective  February
          23, 2004.

     F.   An Incumbency  Certificate  of the Trust executed and delivered by the
          Assistant Secretary of the Trust.

     G.   A good  standing  certificate  of the  Trust  issued  by the  State of
          Delaware,  dated as of March 25,  2004 and  confirmed  as of March 29,
          2004 (the "Good Standing Certificate").

     We  have  assumed  and  therefore  have  not  verified   independently  the
authenticity of all documents submitted to us as originals and the conformity to original documents of all documents  submitted to us as certified or photostatic copies.  We are relying on certificates of the officers of the Trust with regard to  matters  of fact  and  certain  certifications  and  written  statements  of governmental  officials  with respect to the Good  Standing  Certificate  of the
Trust.  Other  than our review of the  documents  set forth  above,  we have not reviewed  any other  documents  or made any  independent  investigation  for the purpose of rendering this opinion and we make no representations as to the scope or sufficiency of our document review for your purpose.

     The  opinions  hereinafter  expressed  are  subject in all  respects to the
effects  of  bankruptcy,  insolvency,  reorganization,   moratorium,  fraudulent
conveyance,  and other laws now or hereafter in effect  affecting  generally the enforcement  of  creditors'  rights and to general  equitable  principles or any principles  of  public  policy  limiting  the right to  enforce  indemnification provisions.  In connection with the opinions expressed in paragraph 8 below with respect to the legality,  validity and binding nature of the Plan, we express no opinion as to the  remedies  conferred  upon any party by the Plan or the remedy which any court,  other  governmental  body or agency or  arbitrator  may grant, impose or render.

     The phrase "actual knowledge" or "actually known" when used in the opinions herein  expressed with respect to the existence or absence of certain matters is based  upon  the  conscious  awareness  of facts  or  other  information  by the undersigned and by other lawyers in this firm who have had active involvement in the  transactions  contemplated by the Plan and does not include  knowledge that might be  obtained  by  review of this  firm's  files.  We have  not,  except as
otherwise  set  forth  herein,   undertaken  any  independent  investigation  to
determine the existence or absence of those matters,  and no inference as to our knowledge of the existence or absence of those matters  should be drawn from our representation of the Trust.

     The law  covered  by the  opinions  expressed  herein is limited to (a) the
federal  statutes,   judicial  and   administrative   decisions  and  rules  and
regulations  of the  Governmental  Authorities  of the  United  States,  (b) the
statutes, judicial and administrative decisions and rules and regulations of the
Governmental  Authorities of the Commonwealth of Pennsylvania,  and (c) Delaware
Statutory  Trust Act of the State of  Delaware  ("DSTA").  With  respect  to the opinions  expressed  herein relating to the DSTA, we have relied  exclusively on the standard compilation of the DSTA as contained in Corporation State Statutes,
Vol. 3 (Aspen Law & Business), without regard to the cases described thereunder.

     Based upon and subject to the  foregoing,  it is our opinion that as of the date hereof:

     (1) The Trust was created as a statutory  trust under the laws of the State of Delaware on December 17, 1998,  and is validly  existing and in good standing under the laws of the State of Delaware;

     (2) The  Trust is  authorized  to issue an  unlimited  number  of shares of beneficial  interest,  without  par  value,  of the  Trust,  Acquired  Fund  and
Acquiring Fund.

     (3)  Assuming  that  the  initial  shares  of  beneficial  interest  of the
Acquiring  Fund were issued in  accordance  with the  Investment  Company Act of
1940, as amended (the "1940 Act") and the Agreement and Declaration of Trust and
By-Laws  of the  Trust,  and that  all  other  such  outstanding  shares  of the
Acquiring  Fund were sold,  issued and paid for in accordance  with the terms of the Acquiring Fund's  prospectus in effect at the time of such sales,  each such outstanding  share  of  the  Acquiring  Fund  is  validly  issued,  fully  paid, non-assessable  and has full  voting  rights  and,  except for any  shares  sold pursuant to the  private  offering  exemption  for  purposes of raising  initial capital, is freely transferable;

     (4) Assuming that the initial shares of beneficial interest of the Acquired
Fund  were  issued  in  accordance  with  the  1940  Act and the  Agreement  and
Declaration  of  Trust  and  By-Laws  of the  Trust,  and that  all  other  such outstanding  shares of the  Acquired  Fund  were  sold,  issued  and paid for in accordance  with the terms of the Acquired  Fund's  prospectus  in effect at the time of such sales,  each such outstanding share of the Acquired Fund is validly issued,  fully paid,  non-assessable  and has full voting rights and, except for any shares sold  pursuant  to the private  offering  exemption  for  purposes of raising initial capital, is freely transferable;

     (5) The Trust is an  open-end  investment  company of the  management  type registered as such under the 1940 Act;

     (6) Except for an  investigation  being  made into  market  timing and late trading of the entire mutual fund industry by various  Governmental  Authorities
(which  includes an  investigation  of affiliates of the Trust),  we do not have actual  knowledge  of any  material  suit,  action,  or legal or  administrative proceeding pending or threatened  against the Trust, the unfavorable  outcome of which  would  materially  and  adversely  affect  the Trust,  Acquiring  Fund or
Acquired Fund;

     (7) The shares of beneficial  interest of the  Acquiring  Fund to be issued pursuant  to the terms of Section 1 of the Plan have been duly  authorized  and, when issued and delivered as provided in the Plan, will have been validly issued and fully paid and will be  non-assessable  by the Trust or the Acquiring  Fund, and to our  actual  knowledge,  no  shareholder  has  any  preemptive  right  to subscription or purchase in respect thereof;

     (8) To our actual knowledge, no consent,  approval,  authorization or order of any court,  governmental authority or agency is required for the consummation by the Trust of the transactions  contemplated by the Plan,  except such as have been obtained under the  Securities Act of 1933 Act, as amended,  the Securities
Exchange  Act of  1934  Act,  as  amended,  the  1940  Act,  and  Delaware  laws
(including,  in the case of each of the  foregoing,  the rules  and  regulations thereunder) and such as may be required under state securities laws;

     (9) Neither the  execution,  delivery  nor  performance  of the Plan by the
Trust  violates any  provision of its Agreement and  Declaration  of Trust,  its
By-Laws, or the provisions of any agreement or other instrument,  actually known to us to which the Trust is a party or by which  the Trust is  otherwise  bound;
and

     (10) The Plan has been validly authorized,  adopted, executed and delivered by the Trust and represents the legal, valid and binding obligation of the Trust and is enforceable against the Trust in accordance with its terms.

     The foregoing opinions are given only with respect to laws,  regulations or orders  which are  presently  in effect.  We assume no  obligation  to update or supplement  this  opinion  to  reflect  any  facts or  circumstances  which  may hereafter occur whether the same are  retroactively  or  prospectively  applied.
This  opinion is being  provided to you only and may not be  published by you or relied upon in any respect by any third party, without the prior written consent of a partner in this law firm.

                                      Very truly yours,

                                      STRADLEY RONON STEVENS & YOUNG, LLP

                                      By:      /s/Michael D. Mabry
                                               ---------------------------------
                                               Michael D. Mabry, a Partner